                                  EXHIBIT 11



                             INTERCELL CORPORATION
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                   Nine Months                 Year Ended             Year Ended
                                                  Ended June 30,              September 30,         October 31, 1994
                                            --------------------------  --------------------------  -----------------
                                                1997          1996          1996          1995
                                            ------------  ------------  ------------  ------------
Statement of operations data:
Net (loss)                                  $(5,839,000)  $(3,665,000)  $(5,283,000)  $(1,321,000)        $ (362,000)
Deemed preferred stock dividend relating
  to in-the-money conversion terms           (1,023,000)           --     1,625,000            --                 --
                                                          -----------                 -----------         ----------
Accretion on Preferred Stock                    413,000            --            --            --                 --
                                             (7,275,000)   (3,665,000)   (6,908,000)   (1,321,000)          (362,000)
                                            ===========   ===========   ===========   ===========         ==========
Weighted average shares outstanding          17,169,353    13,095,417    13,072,683     7,391,275          4,828,007
Common equivalent shares from stock
 options
Average common and equivalent shares
  outstanding/(1)/                                   --            --            --            --                 --
                                            -----------   -----------   -----------   -----------         ----------
                                             17,169,353    13,095,417    13,072,683     7,391,275          4,828,007
                                            ===========   ===========   ===========   ===========         ==========

Net (loss) per common shares/(2)/              (.42)         (.28)         (.54)         (.18)              (.08)
                                               =====         =====         =====         =====              =====

_________________
/(1)/ The difference between primary and fully diluted earnings per share is not material.

                                      11-1